                                                                ALZA CORPORATION
                                                                   June 30, 1995


                                   EXHIBIT 11

             Statement Regarding Weighted Average Common and Common
          Equivalent Shares Used in Computation of Per Share Earnings
                                 (In thousands)

                                                  PRIMARY
                         -------------------------------------------------------
                         QUARTER ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                           1995          1994            1995              1994
                         -------       -------         -------          --------
Common stock             82,163        81,750          82,118            81,701
$25 warrants                  -             -               -                 -
$65 warrants                  -             -               -                 -
5 1/4% zero coupon
   convertible
   subordinated
   debentures                 -             -               -                 -
Stock options               250           563             283               608
                         ------        ------          ------            ------
Average shares           82,413        82,313          82,401            82,309
                         ------        ------          ------            ------
                         ------        ------          ------            ------


                                             FULLY DILUTED
                         -------------------------------------------------------
                         QUARTER ENDED JUNE 30,        SIX MONTHS ENDED JUNE 30,
                           1995          1994            1995              1994
                         -------       -------         -------          --------
Common stock             82,163        81,750          82,118            81,701
$25 warrants                  -             -               -                 -
$65 warrants                  -             -               -                 -
5 1/4% zero coupon
   convertible
   subordinated
   debentures                 -             -               -                 -
Stock options               451           564             384               608
                         ------        ------          ------            ------
Average shares           82,614        82,314          82,502            82,309
                         ------        ------          ------            ------
                         ------        ------          ------            ------

                                                                ALZA CORPORATION
                                                                   June 30, 1995


     Primary and fully diluted earnings per share are based on weighted average common and dilutive common equivalent shares, including ALZA common stock, warrants and options, for the period each was outstanding. The 5 1/4% zero coupon convertible subordinated debentures (issued in July 1994) are considered common stock equivalents; they were antidilutive for the quarter and six months ended June 30, 1995.

     Fully diluted earnings per share are not presented on the face of the condensed consolidated statement of income (unaudited) since dilution is less than 3% for each period presented.